August 21, 2003



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements made by Universal Money Centers, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated August 21, 2003. We agree with the statements concerning our Firm in such Form 8-K.


                                    Very truly yours,

                                    /s/ BKD, LLP